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                            CONFIDENTIALITY AGREEMENT



Confidential

April 15, 1998

Mr. Peter Kellogg
IAT Reinsurance Syndicate Ltd.
120 Broadway
New York, NY 10271

Dear Mr. Kellogg:

In order to allow you to evaluate the possible acquisition (the "Proposed Acquisition") of McM Corporation (the "Company"), we will deliver to you, upon your execution and delivery to us of this letter agreement, certain information about the properties and operations of the Company. All information about the Company furnished by us or our affiliates, or our respective directors, officers, employees, agents or controlling persons (such affiliates and other persons collectively referred to herein as "Representatives"), whether furnished before or after the date hereof, and regardless of the manner in which it is furnished, is referred to in this letter agreement as "Proprietary Information." Proprietary Information does not include, however, information which (a) is or becomes generally available to the public other than as a result of a disclosure by you or your Representatives, (b) was available to you on a non-confidential basis prior to its disclosure by us or (c) becomes available to you on a non-confidential basis from a person other than us or our Representatives who is not otherwise bound by a confidentiality agreement with us or our Representatives, or is not otherwise prohibited from transmitting the information to you. As used in this letter, the term "person" shall be broadly interpreted to include, without limitation, any corporation, company, partnership and individual.

Unless otherwise agreed to in writing by us, you agree (a), except as required by law, to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any person other than those employed by you or on your behalf who are actively and directly participating in the evaluation of the Proposed Acquisition or who otherwise need to know the Proprietary Information for the purpose of evaluating the Proposed Acquisition and to cause those persons to observe the terms of the agreement and (b) not to use Proprietary Information for any purpose other than in connection with the consummation of the Proposed Acquisition in a manner which we have approved. You will be responsible for any breach of the terms hereunder by you or the persons or entities referred to in subparagraph (a) of this paragraph. In the event that you are requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Proprietary Information, you agree that you will provide us with prompt notice of such request(s) to enable us to seek an appropriate protective order or other appropriate remedy, or, if appropriate, waive compliance with the terms of this letter agreement, and you shall



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reasonably cooperate with the Company to obtain such protective order or other remedy. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions hereof, you or such Representative, as the case may be, may disclose to any tribunal only that portion of the Proprietary Information which you are advised by opinion of counsel is legally required to be disclosed.

You hereby acknowledge that you are aware, and that you will advise each of your Representatives who are informed as to the matters which are the subject of this letter, that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this letter from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

Unless otherwise required by law, neither party nor any of such party's Representatives will, without our prior written consent, disclose to any person (other than those actively and directly participating in the Proposed Acquisition) any information about the Proposed Acquisition, or the terms, conditions or other facts relating thereto, including the fact that discussions are taking place with respect thereto or the status thereof, or the fact that the Proprietary Information has been made available to you.

In consideration of our furnishing you with Proprietary Information, you also agree that for a period of one year from the date of this letter agreement, neither you nor any of your Representatives will, without the prior written consent of the Company or its Board of Directors:

         (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company, or any assets of the Company or any subsidiary or division thereof or of any such successor or controlling person;

         (b) make, or in any way participate, directly or indirectly, in any "solicitation" or "proxies" to vote (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company;

         (c) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or its securities or assets;

         (d) seek or propose to influence or control the Company's management or policies (or request permission to do so);



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         (e)      solicit, encourage or induce any person employed by the
                  Company to leave the Company's employ, without the Company's prior written consent; or

         (f) form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with any of the foregoing.

You also agree that the Company will be entitled to equitable relief, including injunction, in the event of any breach of the provisions of this paragraph.

If you determine that you do not wish to proceed with the Proposed Acquisition, you will promptly advise us of that decision. In that case, or in the event that the Proposed Acquisition is not consummated by you, you will, upon our request, promptly deliver to us all of the Proprietary Information, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in your possession or in the possession of any of your Representatives.

Although the Proprietary Information contains information which we believe to be relevant for the purpose of your evaluation of the Proposed Acquisition, we do not make any representation or warranty as to the accuracy or completeness of the Proprietary Information. Neither we, our affiliates, nor any of our respective officers, directors, employees, agents or controlling persons within the meaning of Section 20 of the Exchange Act shall have any liability to you or any of your Representatives relating to or arising from the use of the Proprietary Information.

Without prejudice to the rights and remedies otherwise available to us, you agree that money damages would not be a sufficient remedy for any breach of this letter agreement and, accordingly, we shall be entitled to equitable relief by way of injunction if you or any of your Representatives breach or threaten to breach any of the provisions of this letter agreement.

It is further understood and agreed that no failure or delay by us in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

This letter agreement will be construed and enforced in accordance with the laws of the State of North Carolina applicable to agreements made and to be performed entirely in such State.

Please confirm your agreement with the foregoing by signing and returning the enclosed duplicate copy of this letter to PaineWebber Incorporated, 1285 Avenue of the Americas, 12th Floor, New York, New York 10019, Attention: Bradford I. Hearsh. Should you have any questions concerning this letter, please contact Mr. Hearsh at (212) 713-3148.

                                      Very truly yours,

                                      McM CORPORATION

                                      By /s/ George E. King
                                         ---------------------------------------
                                         George E. King
                                         Chairman and Chief Executive Officer


Accepted and Agreed to as of the date first written above:

IAT REINSURANCE SYNDICATE LIMITED


By: /s/ Peter R. Kellogg
    ---------------------------------
         Peter Kellogg